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                                                                Exhibit 99(J)(E)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 43 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 22, 2005, relating to the financial statements and financial highlights of PowerShares Dynamic Market Portfolio, PowerShares Dynamic OTC Portfolio, PowerShares WilderHill Clean Energy Portfolio, PowerShares Golden Dragon Halter USX China Portfolio, PowerShares High Yield Dividend Achievers Portfolio, PowerShares Dynamic Small Cap Growth Portfolio, PowerShares Dynamic Small Cap Value Portfolio, PowerShares Dynamic Mid Cap Growth Portfolio, PowerShares Dynamic Mid Cap Value Portfolio, PowerShares Dynamic Large Cap Growth Portfolio and PowerShares Large Cap Value Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Fund Service Providers" and "Financial Highlights" in the Prospectus and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
New York, New York
August 25, 2005